SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2012

LEAP WIRELESS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34865	33-0811062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5887 Copley Drive

San Diego, California 92111

(Address of Principal Executive Offices)

(858) 882-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2012, Leap Wireless International, Inc. (the “Company”) entered into option surrender agreements (“Surrender Agreements”) with S. Douglas Hutcheson, William D. Ingram, Robert J. Irving, Jr., Jeffrey E. Nachbor and Leonard C. Stephens, each of whom hold options to purchase shares of the Company’s common stock with exercise prices greater than $50 per share, previously granted to them pursuant to the Company’s 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan, as amended (the “Stock Plan”).

Pursuant to the Surrender Agreements, the executive officers agreed to surrender to the Company, for no additional consideration, options to purchase an aggregate of 415,000 shares of the Company’s common stock, with exercise prices per share ranging between $51.50 and $79.00, in order to assist the Company in attracting and retaining talented employees. Such surrendered shares are available for future grant or sale under the Stock Plan.

The form of the Surrender Agreement entered into with the executive officers is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Option Surrender Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.

Date: October 11, 2012
	By:	/s/ Robert J. Irving, Jr.
Robert J. Irving, Jr.
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Option Surrender Agreement.